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                                                                EXHIBIT A-3




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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AUGUSTA ACQUISITION CORPORATION", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF DECEMBER, A.D. 1997, AT 1:30 O'CLOCK P.M.



     [SEAL OF THE SECRETARY'S OFFICE]


                                             /s/ Edward J. Freel
                                             --------------------------
                                             Edward J. Freel, Secretary of State

2835933 8100                                 AUTHENTICATION: 8826804

                                             DATE:           12-22-97
971439895
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                          CERTIFICATE OF INCORPORATION

                                       of

                         Augusta Acquisition Corporation


                  The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

                  1. The name of the Corporation is Augusta Acquisition Corporation.

                  2. The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of capital stock that the Corporation is authorized to issue is 1000 shares of Common Stock, par value $0.01 each.

                  5. The name and address of the incorporator is Eric R. Jacobs, 425 Lexington Avenue, New York City, New York 10017.

                  6. The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

                  7. Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.


                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on December 19, 1997.


                                                /s/  Eric R. Jacobs
                                                -------------------------
                                                Eric R. Jacobs
                                                Sole Incorporator